Exhibit 10.156

Loan No. 0000749
Puente Hills Mall

PUENTE HILLS MALL, LLC, as Borrower
(Borrower)
to
MIDLAND NATIONAL LIFE INSURANCE COMPANY, as Lender
(Lender)
________________________________________________________
ASSIGNMENT OF LEASES AND RENTS
________________________________________________________
Dated: As of June 21, 2012
Location:    1600 Azusa Avenue, City of Industry, CA
PREPARED BY AND UPON
RECORDATION RETURN TO:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: David J. Weinberger, Esq.
Facsimile: 212-969-2900

ASSIGNMENT OF LEASES AND RENTS
THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made as of the 21st day of June, 2012, by PUENTE HILLS MALL, LLC, a Delaware limited liability company, as assignor, having its principal place of business at c/o Glimcher Properties Limited Partnership, 180 East Broad Street, 21st Floor, Columbus, Ohio 43215 (together with its permitted successors and assigns, “Borrower”) to MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa Corporation, as assignee, having an address at One Midland Plaza, Sioux Falls, South Dakota 57193 (together with its successors and assigns, “Lender”).
W I T N E S S E T H:
WHEREAS, this Assignment is given in connection with a loan in the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00) (the “Loan”) made by Lender to Borrower pursuant to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, given by Borrower to Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”);
WHEREAS, Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents; and
WHEREAS, this Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Assignment:
ARTICLE 1 - ASSIGNMENT
Section 1.1    Property Assigned. Borrower hereby absolutely and unconditionally assigns and grants to Lender the following property, rights, interests and estates, now owned, or hereafter acquired by Borrower:

(a)Leases. All leases, subleases, subsubleases, licenses, franchises, concessions or grants of other possessory interests, tenancies, and any other agreements (in each case whether oral or written) affecting the use, possession or occupancy of any space in that certain lot or piece of land, more particularly described in Exhibit A annexed hereto and made a part hereof, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the “Property”) or any part thereof (including, without limitation, guest rooms, restaurants, bars, conference and meeting rooms, and banquet halls and other public facilities), whether now or hereafter existing or entered into (including, without limitation, any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code (defined below) or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Property) and every modification, amendment or other agreement relating to the foregoing and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and the right, title and interest of Borrower, its successors and assigns, therein and thereunder.
(b)Other Leases and Agreements. All other leases and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Property or any portion thereof now or hereafter made, whether made before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) together with any extension, renewal or replacement of the same, this Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment. The “leases” described in Subsection 1.1(a) and the leases and other agreements described in this Subsection 1.1(b) are collectively referred to as the “Leases”.
(c)Rents. All rents, issues, profits, royalties (including all oil and gas or other hydrocarbon substances), earnings, receipts, revenues, accounts, account receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, including, without limitation, fixed, additional and percentage rents, and all operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to Borrower to reimburse Borrower for amounts originally paid or to be paid by Borrower or Borrower's agents or affiliates for which such tenants were liable, such as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Property or otherwise due and payable or to become due and payable as a result of any ownership, use, possession, occupancy or operation thereof and/or services rendered, goods provided and business conducted in connection therewith (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Property and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Property or any portion thereof and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively, the “Rents”).
(d)Bankruptcy Claims. All of Borrower's claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(e)Lease Guaranties. All of Borrower's right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor”, collectively, the “Lease Guarantors”) to Borrower.
(f)Proceeds. All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.
(g)Other. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive and collect all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt), and to do all other things which Borrower or any lessor is or may become entitled to do under the Leases or the Lease Guaranties.
(h)Entry. The right, at Lender's option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.
(i)Power of Attorney. Borrower's irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment and any or all other actions designated by Lender for the proper management and preservation of the Property.
(j)Other Rights and Agreements. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.
ARTICLE 2 - TERMS OF ASSIGNMENT
Section 2.1    Present Assignment And License Back. It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1 and the Cash Management Agreement, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and other sums due under the Leases and to otherwise have and possess all rights and obligations with respect to the Leases and Borrower shall hold such Rents and all other sums or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of the current sums due on the Debt.
Section 2.2    Notice To Lessees. Borrower hereby authorizes and directs the lessees named in the Leases or any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties upon receipt from Lender of written notice to the effect that Lender is then the holder of this Assignment and that an Event of Default (as defined in the Loan Agreement) exists, and to continue so to do until otherwise notified by Lender.
Section 2.3    Incorporation By Reference. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents as same may be modified, renewed, substituted or extended are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE 3 - REMEDIES
Section 3.1    Remedies of Lender. Upon or at any time after the occurrence of an Event of Default, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property. In addition, Lender may, at its option, without waiving such Event of Default, without regard to the adequacy of the security for the Debt, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and sums due under all Lease Guaranties, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Lender may deem proper and may apply the Rents and sums received pursuant to any Lease Guaranties to the payment of the following in such order and proportion as Lender in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Lender may deem necessary or desirable and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Lender may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (b) the Debt, together with all costs and reasonable attorneys' fees. In addition, upon the occurrence of an Event of Default, Lender, at its option, may (i) complete any construction on the Property in such manner and form as Lender deems advisable, (ii) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify any Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (iii) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in possession of Borrower or (iv) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.
Section 3.2    Other Remedies. Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, or the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Debt and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Borrower under this Assignment, the Loan Agreement, the Note, the other Loan Documents or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, or any of the other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower's right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower's right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding, nor, subject to the provisions of Section 10.12 of the Loan Agreement, shall the foregoing be deemed a waiver of any liability arising solely from Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction).
Section 3.3    Other Security. Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.
Section 3.4    Non-Waiver. The exercise by Lender of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and sums due under the Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Note, the Loan Agreement, the Leases, this Assignment or the other Loan Documents. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note, or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment. The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.
Section 3.5    Bankruptcy.
(a)    Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(b)    If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days' prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4 - NO LIABILITY, FURTHER ASSURANCES
Section 4.1    No Liability of Lender. This Assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct and bad faith of Lender. Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall, and hereby agrees to, indemnify Lender for, and to hold Lender harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Lender. Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured by this Assignment and the other Loan Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of Borrower so to do Lender may, at its option, declare all sums secured by this Assignment and the other Loan Documents immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property including, without limitation, the presence of any Hazardous Substances (as defined in the Environmental Indemnity), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Lender.
Section 4.2    No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.
Section 4.3    Further Assurances. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5 - MISCELLANEOUS PROVISIONS
Section 5.1    Conflict of Terms. In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.
Section 5.2    No Oral Change. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by Lender and by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought (as applicable).
Section 5.3    General Definitions. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof,” the word “Lender” shall mean “Lender and any subsequent holder of the Note, the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement, the word “Property” shall include any portion of the Property and any interest therein, the phrases “attorneys' fees”, “legal fees” and “counsel fees” shall include reasonable attorney, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 5.4    Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.
Section 5.5    Governing Law. This Assignment shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.
Section 5.6    Termination of Assignment. Upon payment in full of the Debt, this Assignment shall become and be void and of no effect.
Section 5.7    Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.
Section 5.8    Waiver of Trial by Jury. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS ASSIGNMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
Section 5:9    Exculpation. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

Section 5:10    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever. Lender has the right to sell, transfer, assign or otherwise dispose of its rights, obligations and/or interest in the Loan and the Loan Documents, including, without limitation, this Assignment, pursuant to Section 9.1 of the Loan Agreement.
Section 5:11    Headings, Etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
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IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.
PUENTE HILLS MALL, LLC, a Delaware limited liability company

By:	PUENTE HILLS MALL REIT, LLC, a Delaware limited liability company, its sole member

By:	OG RETAIL HOLDING CO., LLC, a Delaware limited liability company, its managing member

By:	GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited liability partnership, as administering member

By:	GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner

By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial Officer and Treasurer

ACKNOWLEDGMENT

STATE OF OHIO	)
) ss.:
COUNTY OF FRANKLIN)
On the 19th day of June, 2012, before me, the undersigned, personally appeared Mark E. Yale as Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, a Delaware corporation, sole general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, the administering member of Puente Hills Mall REIT, LLC, a Delaware limited liability company, the managing member of OG Retail Holding Co., LLC, a Delaware limited liability company, the sole equity member of PUENTE HILLS MALL, LLC, a Delaware limited liability company, and who is personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the company upon behalf of which the individual acted, executed the instrument.

/s/ Janelle R. Courtright
Printed Name:	Janelle R. Courtright
Notary Public in and for said State

EXHIBIT A
(Legal Description of Property)
All that certain real property situated in the County of Los Angeles, State of California, described as follows:
PARCEL A - Fee Simple:
Parcels 5, 7 and 8, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 322, filed in Book 315, Page(s) 37 through 44, inclusive, of Parcel Maps, in the Office of the County Recorder of said County.
PARCEL B - Easements:
Non-exclusive easements, creating rights in real property, including but not limited to, ingress and egress, passage and parking of vehicles; passage and accommodation of pedestrians; sewer lines, water and gas mains, electrical power lines, telephone lines, and other utility lines; development and construction of said Tract; the construction, reconstruction, erection, removal and maintenance, on, to, over, under and across to a maximum distance of 14 feet, of footings, supports, canopies, flag poles, roof and building overhangs, awnings, alarm bells, signs, lights and lighting devices and similar appurtenances over the “Common Area” as defined and described in that certain Construction, Operation and Reciprocal Easement Agreement in and upon all the terms, covenants, conditions, provisions, reservations, limitations, duties, obligations, liens, assessments and easements as more particularly and fully described and set forth in said agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated December 22, 1972 and recorded December 22, 1972 as Instrument No. 712, as amended by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation, and J.C. Penney Properties, Inc., a Delaware corporation; dated February 1, 1974 and recorded March 11, 1974 as Instrument No. 3991, as amended by that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a Limited Partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Carter Hawley Hale Stores, Inc., a California corporation (fka Broadway-Hale Stores, Inc.); Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated September 20, 1984 and recorded October 1, 1984 as Instrument No. 84-1172544, and as further amended by that certain Third Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Krausz Puente LLC, a California limited liability company; The May Department Stores Company, a New York corporation; and Sears, Roebuck and Co., a New York corporation, dated December 1, 2001 and recorded January 8, 2002 as Instrument No. 02-0045017, Fourth Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Puente Hills Mall, LLC, a Delaware limited liability company, Macy's West Stores, Inc., an Ohio corporation, f/k/a Macy's Department Stores, Inc., and Sears, Roebuck and Co., a New York corporation, dated November 30, 2010 and recorded January 14, 2011 as Instrument No. 20110085677, all in the Recorder's Office of Los Angeles County, California.

PARCEL C - Easements:
Easements for the construction, reconstruction, erection, removal and maintenance on, to, over, under and across the "Encroachment Area" of the "Encroachment" as to such terms are defined in that certain encroachment easement agreement recorded April 23, 1997, as Instrument No. 97-606562, ("The Encroachment Easement") and for minor encroachments of building overhangs, canopies, columns, eaves, signs, pilasters and pillars, extending from the encroachment area onto Parcel A, as created in and by said encroachment easement.
PARCEL D - Non-Exclusive Easements:
Non-exclusive easements, creating rights in real property as contained in that certain Declaration of Covenants, Conditions and Restrictions by Puente Hills Mall, LLC, a Delaware limited liability company, dated March 24, 2003 and recorded March 26, 2003 as Instrument No. 03-838916, in the Recorder's Office of Los Angeles County, California.

Assessor's Parcel Number: 8265-004-039 / 8265-004-040 / 8265-004-118 8265-004-120 / 8265-004-121